EXHIBIT 99.1

Higher One Holdings, Inc. Reports Fourth Quarter and Full Year 2014 Financial Results

•	Fourth quarter gross revenue equals $57.1 million and full year gross revenue equals $228.9 million

•	Payments transaction volume grows 25% year-over-year

•	Free cash flow of $7.6 million in the quarter

New Haven, CT, February 26, 2015 – Higher One Holdings, Inc. (NYSE: ONE) ("Higher One" or the "Company"), today announced financial results for the fourth quarter and full year 2014.  The Company reported fourth quarter 2014 revenue of $57.1 million, an increase of 0.8% from $56.6 million reported in the fourth quarter of 2013. Non-GAAP adjusted diluted EPS was $0.14, compared to $0.17 for the fourth quarter of 2013.

Marc Sheinbaum, Chief Executive Officer, said, "Despite the headwinds we faced going into the fourth quarter of 2014, I am proud of how we performed across the business. We continue to diversify our business and our revenue streams, with organic growth in both our payments and Campus Labs business lines, while also managing our costs in a challenging operating environment."

Sheinbaum added, "We remain excited about our prospects for the payments and data analytics businesses. However, it is apparent that certain trends that we saw in 2014 will continue into 2015 for our disbursement services business and OneAccount product, including lower deposit and spending volumes. In addition, we are reviewing our fee schedule for the OneAccount, which may lead to a reduction or elimination of certain fees. When taking these factors into consideration, our expectations are that the disbursement services business and OneAccount product will experience a decline in revenue in 2015 compared to 2014. As such, our current expectation for 2015 is for consolidated gross revenues to be in the range of $205 million to $215 million. We will continue to manage our expenses and spending closely, and expect annual non-GAAP adjusted diluted EPS to be in the range of $0.40 to $0.45 in 2015."

Sheinbaum concluded, "We will continue to invest in and enhance critical parts of our business in an effort to bring long-term value to the colleges and universities, as well as the students, we serve."

GAAP financial results for the fourth quarter of 2014 compared to the fourth quarter of 2013:

•	Revenue increased 0.8% to $57.1 million in the fourth quarter of 2014 compared to revenue of $56.6 million for the fourth quarter of 2013
•	GAAP diluted EPS was $0.09 for the fourth quarter of 2014, compared to $0.13 for the fourth quarter of 2013
•	The Company recorded net income of $4.1 million for the fourth quarter of 2014, compared to $6.3 million recorded for the fourth quarter of 2013

Non-GAAP financial results for the fourth quarter of 2014 compared to the fourth quarter of 2013:

•	Non-GAAP adjusted EBITDA was $14.7 million in the fourth quarter of 2014, compared to $16.0 million in the fourth quarter of 2013
•	Non-GAAP adjusted net income was $6.7 million for the fourth quarter of 2014, compared to $8.1 million for the fourth quarter of 2013
•	Non-GAAP adjusted diluted EPS was $0.14 for the fourth quarter of 2014, compared to $0.17 for the fourth quarter of 2013

Full Year
Full year 2014 gross revenue was $228.9 million, an increase of 8% from $211.1 million in 2013. Net income increased 5.9% to $15.0 million for full year 2014, as compared to $14.1 million in 2013. Adjusted net income was $28.4 million for the full year 2014, as compared to $29.2 million for 2013. Non-GAAP adjusted EPS was $0.59 for the full year 2014, as compared to $0.60 for 2013. GAAP diluted EPS for the full year 2014 was $0.31 compared to $0.29 for the full year 2013. Adjusted EBITDA increased 3% to $59.6 million for the full year 2014, as compared to $57.8 million in 2013.

Conference Call Information
Higher One will host a conference call at 8:30 a.m. EST today to discuss fourth quarter and full year 2014 results. The dial in phone number is 877-280-4956 for domestic listeners and 857-244-7313 for international listeners. The conference ID number is 33097363. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures can be accessed through Higher One's investor relations website at http://www.ir.higherone.com. In addition, an archive of the webcast will be available for 90 days through the same link. A replay of the call will be available at 888-286-8010 for domestic listeners and 617-801-6888 for international listeners. Please use the passcode 11097037 to access the replay.

About Higher One Holdings

Higher One Holdings, Inc. (NYSE: ONE) partners with colleges and universities to lower their administrative costs and to improve graduation rates. We provide a broad array of payment, refund disbursement and data analytics and management tools to institutions that help them save money and enhance institutional effectiveness.  And for students, we offer financial literacy programs and convenient, flexible and affordable transaction options to help them manage their finances. Higher One's products and services support more than 1,900 schools and approximately 13 million enrolled students. More information about Higher One can be found at www.ir.higherone.com.

Forward-Looking Statements
This press release contains statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Management's projections and expectations are subject to a number of risks and uncertainties that could cause actual performance to differ materially from that predicted or implied.  Forward-looking statements may be identified by the use of words such as "expect," "anticipate," "believe," "estimate," "potential," "should" or similar words intended to identify information that is not historical in nature.  Forward-looking statements contained herein include, among others, statements concerning management's expectations about future events and Higher One's operating plans and performance, bank partners, the regulatory environment, banking fees, litigation, sales, and the expected benefits of acquisitions, and such statements are based on the current beliefs and expectations of Higher One management, as applicable, and are subject to known and unknown risks and uncertainties. There are a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. These statements speak only as of the date they are made, and the Company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events. The forward-looking statements in this press release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. For further information regarding the risks associated with Higher One's business, please refer to Higher One's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the most recent fiscal year end, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Use of Non-GAAP Financial Measures
This release includes certain metrics presented on a non-GAAP basis, including non-GAAP adjusted EBITDA, non-GAAP adjusted net income, and non-GAAP adjusted EPS.  We believe that these non-GAAP measures, which exclude amortization of intangibles, stock-based compensation, and certain non-recurring, non-cash impacts and other adjustments to our results, all net of taxes, provide useful information regarding normalized trends relating to the company's financial condition and results of operations. Reconciliations of these non-GAAP measures to their closest comparable GAAP measure are included in this press release.

Contacts
Investor Relations:	Patrick Pearson, 203-776-7776 x4421, ppearson@higherone.com
Media Relations:	Lauren Perry, 203-776-7776 x 4495, lperry@higherone.com

Higher One Holdings, Inc.
Consolidated Income Statement
(In thousands of dollars, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenue:
Account revenue	$31,578	$33,306	$131,053	$135,847
Payment transaction revenue	15,579	13,707	58,231	41,109
Higher education institution revenue	9,709	9,281	38,667	33,155
Other revenue	187	314	910	1,012
Gross revenue	57,053	56,608	228,861	211,123
Less: allowance for customer restitution	–	–	(8,750)	–
Revenue	57,053	56,608	220,111	211,123
Cost of revenue	25,511	23,631	102,389	88,824
Gross margin	31,542	32,977	117,722	122,299
Operating expenses:
General and administrative	16,949	15,486	65,292	58,555
Product development	1,677	2,144	7,194	9,305
Sales and marketing	4,342	4,335	18,098	17,058
Litigation settlement and related costs	–	–	–	16,320
Merger and acquisition related expenses	–	–	–	(4,791)
Total operating expenses	22,968	21,965	90,584	96,447
Income from operations	8,574	11,012	27,138	25,852
Interest income	19	30	92	88
Interest expense	(823)	(830)	(3,266)	(3,082)
Other income (loss)	(883)	61	678	622
Net income before income taxes	6,887	10,273	24,642	23,480
Income tax expense	2,775	4,012	9,675	9,352
Net income	$4,112	$6,261	$14,967	$14,128

Net income available to common stockholders:
Basic	$4,112	$6,261	$14,967	$14,128
Diluted	$4,112	$6,261	$14,967	$14,128

Weighted average shares outstanding
Basic	47,295,685	46,975,571	47,209,780	46,717,359
Diluted	47,696,315	48,391,409	48,050,039	48,368,365

Net income available to common stockholders per common share:
Basic	$0.09	$0.13	$0.32	$0.30
Diluted	$0.09	$0.13	$0.31	$0.29

Higher One Holdings, Inc.
Consolidated Balance Sheet
(In thousands of dollars, except share and per share amounts)
	December 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$40,022	$6,268
Investments in marketable securities	249	247
Accounts receivable	8,929	8,747
Income receivable	9,053	6,680
Deferred tax assets	3,719	5,895
Prepaid expenses and other current assets	7,805	7,725
Restricted cash	-	250
Total current assets	69,777	35,812
Deferred costs	4,187	4,373
Fixed assets, net	46,768	49,888
Intangible assets, net	56,255	59,834
Goodwill	67,403	67,403
Loan receivable related to New Markets Tax Credit financing	7,633	7,633
Other assets	2,523	4,940
Restricted cash	2,725	2,500
Total assets	$257,271	$232,383

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,339	$3,787
Accrued expenses	25,872	30,322
Deferred revenue	25,174	22,392
Total current liabilities	54,385	56,501
Deferred revenue and other non-current liabilities	4,019	2,342
Loan payable and deferred contribution related to New Markets Tax Credit financing	8,871	9,181
Debt	94,000	89,000
Deferred tax liabilities	3,814	2,393
Total liabilities	165,089	159,417

Stockholders' equity:
Common stock, $.001 par value; 200,000,000 shares authorized; 59,570,839 shares issued and 47,657,813 shares outstanding at December 31, 2014; 59,028,810 shares issued and 47,115,784 shares outstanding at December 31, 2013	60	60
Additional paid-in capital	185,588	181,339
Treasury stock, 11,913,026 shares at December 31, 2014 and 2013	(137,899)	(137,899)
Retained earnings	44,433	29,466
Total stockholders' equity	92,182	72,966
Total liabilities and stockholders' equity	$257,271	$232,383

Higher One Holdings, Inc.
Consolidated Cash Flow Statement
(In thousands of dollars, except share and per share amounts)

	Year Ended December 31,
	2014	2013
Cash flows from operating activities
Net income	$14,967	$14,128
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,072	14,620
Amortization of deferred finance costs	484	452
Non-cash fair value adjustment of contingent consideration	-	(5,750)
Stock-based compensation	4,574	4,144
Deferred income taxes	2,967	(6,587)
Income tax benefit related to exercise of stock options	(49)	(1,514)
Other income	(35)	(309)
Loss on disposal of fixed assets	118	28
Changes in operating assets and liabilities:
Accounts receivable	(182)	(3,117)
Income receivable	(2,373)	786
Deferred costs	(2,250)	(1,392)
Prepaid expenses and other current assets	(3,548)	6,770
Other assets	(1,612)	(355)
Accounts payable	(528)	31
Accrued expenses	(4,776)	19,384
Deferred revenue	3,381	6,190
Net cash provided by operating activities	30,210	47,509
Cash flows from investing activities
Purchases of fixed assets	(3,487)	(6,761)
Cash paid for acquired businesses	-	(47,250)
Additions to internal use software	(5,295)	(2,725)
Amounts received from restricted cash	25	2,000
Deposits to restricted cash	-	(1,250)
Proceeds from disposition of equity method investment	3,581	(3,856)
Proceeds from development related subsidies	3,468	-
Net cash used in investing activities	(1,708)	(59,842)
Cash flows from financing activities
Proceeds from line of credit	15,000	52,000
Repayments of line of credit	(10,000)	(43,000)
Payment of deferred financing costs	-	(251)
Excess tax benefit related to stock options	49	1,514
Proceeds from exercise of stock options	203	1,303
Purchases of common stock	-	(5,996)
Net cash provided by financing activities	5,252	5,570
Net change in cash and cash equivalents	33,754	(6,763)
Cash and cash equivalents at beginning of period	6,268	13,031
Cash and cash equivalents at end of period	$40,022	$6,268

Higher One Holdings, Inc.
Unaudited Supplemental Operating Data
(In thousands)

	Three Months Ended
	December 31,	March 31,	June 30,	September 30,	December 31,
	2013	2014	2014	2014	2014

Refund Management SSE (1)	5,000	5,083	5,119	5,018	5,078
y/y growth	8%	8%	7%	6%	2%

Ending OneAccounts (2)	2,192	2,292	2,088	2,190	2,135
y/y growth	9%	6%	-4%	0%	-3%

(1)
Refund Management SSE is defined as the number of students enrolled at institutions that have signed contracts to use the Refund Management service by the end of a given period as of the date the contract is signed (using the most up-to-date IPEDS data at that point in time). Refund Management SSE as of December 31, 2014 and September 30, 2014 reflects Fall 2013 provisional enrollment data from IPEDS. The effect of updating Refund Management SSE as of September 30, 2014 resulted in a decrease of approximately 112,000 SSE from the enrollment figures prior to that point in time.

(2)	Ending OneAccounts is defined as the number of accounts with a non-zero balance at the end of a given period

Higher One Holdings, Inc.
Unaudited Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA
(In thousands)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(unaudited)
Net income	$4,112	$6,261	$14,967	$14,128
Interest income	(19)	(30)	(92)	(88)
Interest expense	823	830	3,266	3,082
Income tax expense	2,775	4,012	9,675	9,352
Depreciation and amortization	4,949	4,033	19,072	14,620
EBITDA	12,640	15,106	46,888	41,094
Merger and acquisition related expenses	-	-	-	(4,791)
Stock-based compensation expense	1,147	883	4,574	4,144
Allowance for customer restitution (2014); litigation settlement and related costs and bank partner transition (2013)	-	-	8,750	17,326
Campus Solutions settlement received, net of related expense	960	-	(644)	-
Adjusted EBITDA	$14,747	$15,989	$59,568	$57,773

Unaudited Reconciliation of GAAP Net Income and Diluted EPS to Non-GAAP Adjusted Net Income and Adjusted Diluted EPS
(In thousands, except share and per share amounts)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(unaudited)
Net income	$4,112	$6,261	$14,967	$14,128

Merger and acquisition related expense	-	-	-	(4,791)
Allowance for customer restitution (2014); litigation settlement and related costs and bank partner transition (2013)	-	-	8,750	17,326
Campus Solutions settlement received, net of related expense	960	-	(644)	-
Stock-based compensation expense - incentive stock option grants	245	438	1,290	1,896
Stock-based compensation expense - non-qualified stock option grants	903	445	3,284	2,248
Amortization of acquired intangible assets	1,850	1,782	7,847	6,209
Amortization of deferred finance costs	115	120	484	452
Total pre-tax adjustments	4,073	2,785	21,011	23,340
Tax rate	38.5%	38.5%	38.5%	38.5%
Tax adjustment	1,474	904	7,593	8,256
Adjusted net income	$6,711	$8,142	$28,385	$29,212

Diluted weighted average shares outstanding	47,696,315	48,391,409	48,050,039	48,368,365
GAAP net income per share (diluted)	$0.09	$0.13	$0.31	$0.29
Non-GAAP adjusted net income per share (diluted)	$0.14	$0.17	$0.59	$0.60

Higher One Holdings, Inc.
Business Outlook

	Year Ending
	December 31, 2015
	GAAP			Non-GAAP (a)
Revenues (in millions)	$205.0	-	$215.0	$205.0	-	$215.0
Diluted EPS	$0.20	-	$0.26	$0.40	-	$0.45

(a) Estimated Non-GAAP amounts above for the twelve months ending December 31, 2015 reflect the estimated annual adjustments, that exclude (i) the amortization of intangibles and finance costs of approximately $9 million, and (ii) stock-based compensation expense of approximately $5 million.